SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2003

PENWEST PHARMACEUTICALS CO.

(Exact Name of Registrant as Specified in its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

000-23467 (Commission File Number)	91-1513032 (IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)

(877) 736-9378
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

     On October 20, 2003, Penwest Pharmaceuticals Co. announced that the U.S. Food and Drug Administration has issued to Endo Pharmaceuticals Inc. an approvable letter for oxymorphone extended-release tablets (oxymorphone ER), a product that Penwest jointly developed with Endo. In the letter, the FDA requested that Endo address certain questions, provide additional clarification and information, and conduct some form of additional clinical trials to further confirm the safety and efficacy of this product, before the FDA would approve Endo’s NDA for oxymorphone ER.

     A copy of the press release announcing the issuance of the FDA letter is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Penwest Pharmaceuticals Co. on October 20, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003	PENWEST PHARMACEUTICALS CO.
	By:	/s/ Jennifer L. Good

Jennifer L. Good Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Penwest Pharmaceuticals Co. on October 20, 2003.